Exhibit 10.5.2

733 CONCORD AVENUE

CAMBRIDGE, MASSACHUSETTS

(the “Building”)

FIRST AMENDMENT

(“First Amendment”)

EXECUTION DATE:	December 9, 2020
LANDLORD:	CPI/King 733 Concord Owner, LLC, a Delaware limited liability company (as successor-in-interest to King 733 Concord LLC, a Delaware limited liability company)
TENANT:	Wave Life Sciences USA, Inc., a Delaware corporation
EXISTING PREMISES:	Approximately 30,893 rentable square feet of space in the Building (the “Existing Premises”), as more particularly described in the Existing Lease (as defined below).
ROFO PREMISES:

Approximately 13,126 rentable square feet of space on the first (1st) floor of the Building, identified as “Premises” as shown on the plan attached hereto as Exhibit 1D.

The parties stipulate that the Rentable Square Footage of the ROFO Premises is correct and shall not be remeasured.

DATE OF EXISTING LEASE:	April 6, 2015
BACKGROUND

WHEREAS, by letter dated October 13, 2020 (the “Offer”), Landlord provided Tenant with Landlord’s Offer for the ROFO Premises in accordance with Exhibit 12 of the above-described lease (as amended, the “Existing Lease”), which Offer for the ROFO Premises Tenant accepted on October 16, 2020.

WHEREAS, Landlord and Tenant desire to amend the Existing Lease to reflect, among other provisions, the expansion of the Premises to include the ROFO Premises, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Existing Lease is hereby amended as follows (the Existing Lease, as amended by this First Amendment, shall hereafter be referred to as the “Lease”).  Any capitalized terms used herein shall have the same definition as set forth in the Existing Lease, except to the extent otherwise set forth in this First Amendment.

1.	ROFO Premises

a.Demise of ROFO Premises.  Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the ROFO Premises.  Said demise of the ROFO Premises shall be for a term commencing on the ROFO Premises Commencement Date (as hereinafter defined) and expiring on the last day of the sixtieth (60th) full calendar month after the ROFO Premises Commencement Date (the “ROFO Premises Expiration Date”).  Except as set forth herein, said demise of the ROFO Premises shall be upon all of the terms and conditions set forth in the Lease (as amended by this First Amendment) applicable to the Existing Premises.

b.ROFO Premises Commencement Date.

i.The “ROFO Premises Commencement Date” shall be the date that is the later of: (A) the date that is three (3) days after Tenant’s receipt of notice from Landlord of the expected ROFO Premises Commencement Date and (B) the date on which Landlord delivers possession of the ROFO Premises to Tenant with all base building systems and structural components serving the ROFO Premises (in each case, which Landlord is required to repair and maintain pursuant to and in accordance with the provisions of the Lease) in good working order and condition, but otherwise in “as-is” condition, broom clean (with all furniture, fixtures, equipment and other personal property removed therefrom), vacant, and free and clear of any occupants; it being agreed that the delivery of the ROFO Premises in such condition shall not detract from or limit Landlord’s repair and maintenance obligations with respect to the Premises (including the ROFO Premises) under the Lease.  Prior to the ROFO Premises Commencement Date, Landlord shall provide Tenant with a copy of the surrender plan (or substantial equivalent) of the current occupant of the ROFO Premises and reasonable evidence that the work required thereby has been (or will be) completed prior to the ROFO Premises Commencement Date. It is estimated that the ROFO Premises Commencement Date shall occur on or about October 1, 2021; but in no event shall the ROFO Premises Commencement Date occur prior to August 1, 2021.  Landlord shall use diligent efforts to deliver the ROFO Premises to Tenant on or about October 1, 2021, however, the failure of Landlord to deliver the ROFO Premises to Tenant on or before October 1, 2021 shall in no way affect the validity of the Lease, this First Amendment, or the obligations of Tenant thereunder (except that the ROFO Premises Commencement Date shall not occur until the date Landlord delivers the ROFO Premises to Tenant in accordance with this paragraph), and Tenant shall not have any claim against Landlord and Landlord shall have no liability to Tenant by reason thereof.  Notwithstanding the foregoing, if the ROFO Premises Commencement Date has not occurred on or before the ROFO Rent Credit Date (as hereinafter defined), then, as Tenant’s sole and exclusive remedy on account thereof, Tenant shall be entitled to a rent credit against Tenant’s obligation to pay Base Rent in respect of the ROFO Premises only equal to one (1) day for each day between the ROFO Rent Credit Date and the ROFO Premises Commencement Date.  The “ROFO Rent Credit Date” shall mean December 31, 2021, as such date shall be extended due to any delay caused by an act or omission by Tenant and/or Tenant’s agents, employees or contractors, Landlord’s Force Majeure or any other delay that is beyond Landlord’s reasonable control (it being agreed that, if the existing tenant of the ROFO Premises has not timely vacated the ROFO Premises by the current expiration date of such tenant’s lease, then so long as Landlord is using commercially reasonable efforts to deliver the ROFO Premises to Tenant vacant and free and clear of any occupants, such delay shall be considered to be “beyond Landlord’s reasonable control” for purposes hereof).

ii.Tenant shall not have any right to occupy all or any part of the ROFO Premises for the Permitted Uses under the Lease prior to the ROFO Premises Commencement Date; provided, however that Landlord (or Landlord’s property manager) shall exercise good faith efforts to accommodate Tenant’s requests for occasional access to the ROFO Premises prior to the ROFO Premises Commencement Date for the limited purpose of viewing the same in connection with Tenant’s planning for future occupancy, in all cases subject to any limitations or restrictions contained in the existing tenant’s lease.

iii.When the ROFO Premises Commencement Date has occurred, such date and the ROFO Premises Expiration Date shall be evidenced by a document reasonably acceptable to both parties and executed by Landlord and Tenant and delivered each to the other, but the failure of Landlord or Tenant to execute or deliver such document shall have no effect upon such dates.

iv.Subject to subsection (i) above and Landlord’s ongoing service, maintenance, repair, insurance and restoration obligations under the Lease, (a) all work which Tenant deems necessary to prepare the ROFO Premises for Tenant’s use and occupancy and/or to refurbish the ROFO Premises shall be performed by Tenant at Tenant’s sole cost and expense, in accordance with the provisions of the Lease, including, without limitation, Section 11 of the Lease and (b) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the ROFO Premises for Tenant’s occupancy.

v.Effective on the ROFO Premises Commencement Date and continuing until the earlier to occur of the expiration of the Term under the Existing Lease for the Existing Premises and the ROFO Premises Expiration Date, (A) all references in the Lease to “Premises” shall be deemed to mean the Existing Premises and the ROFO Premises, collectively, (B) the Premises shall then consist of a total of 44,019 rentable square feet, which the parties stipulate shall be the correct Rentable Square Footage of the Premises, which shall not be remeasured and which the parties acknowledge is the entirety of the interior leasable area of the Building, (C) Tenant’s Share for the Premises shall be increased to 100%, (D) Tenant shall have the right to install and maintain signage on the exterior of the Building and on any monument serving the Building, and no third party shall have the right to maintain or install signage thereon (provided, however, that the foregoing shall not limit or restrict Landlord from installing Building identification signage on the Building or monument), (E) the number of Tenant’s Parking Spaces shall be increased to one hundred twelve (112) surface parking spaces (the “Full Building Parking Minimum”) located in the Parking Area more particularly identified in the plan attached hereto on Exhibit 2 and made a part hereof, and (F) in no event shall Landlord, in connection with the exercise of its rights under Section 2.2 of the Existing Lease, reduce the number of Tenant’s Parking Spaces to less than the Full Building Parking Minimum.

vi.Notwithstanding anything in the Lease to the contrary, effective on the ROFO Premises Commencement Date and continuing until the earlier to occur of the expiration of the Term under the Existing Lease for the Existing Premises and the ROFO Premises Expiration

Date, if (A) Tenant removes the two (2) 3000 liter nitrogen tanks (the “Nitrogen Tanks”) on the Property that were installed by Tenant in accordance with the provisions of the letter agreement dated September 28, 2016 from PPF OFF King 733 Concord Owner, LLC (Landlord’s predecessor in interest) to Tenant (the “Nitrogen Tank Letter”), (B) such removal is performed in accordance with the provisions of the Nitrogen Tank Letter, and (C) Tenant restores the three (3) surface parking spaces in the Parking Area that were occupied by the Nitrogen Tanks so that they are usable parking spaces in the Parking Area (the “Restored Parking Spaces”), then Tenant’s Parking Spaces shall be increased to one hundred fifteen (115) surface parking spaces located in the Parking Area and the Full Building Parking Minimum shall be increased to one hundred fifteen (115) surface parking spaces, in each case, to include the Restored Parking Spaces accordingly.

2.	Rent – ROFO Premises.

a.Base Rent – ROFO Premises. From and after the ROFO Premises Commencement Date, Tenant shall pay Base Rent in respect of the ROFO Premises as set forth below.

Period of Time	Annual Base Rent	Monthly Base Rent
ROFO Premises Lease Year 1*	$ 1,017,265.00	$ 84,772.08
ROFO Premises Lease Year 2	$ 1,047,782.95	$ 87,315.25
ROFO Premises Lease Year 3	$ 1,079,216.44	$ 89,934.70
ROFO Premises Lease Year 4	$ 1,111,592.93	$ 92,632.74
ROFO Premises Lease Year 5	$ 1,144,940.72	$ 95,411.73

*Any twelve-(12)-month period commencing as of the ROFO Premises Commencement Date, or as of any anniversary of the ROFO Premises Commencement Date, except that if the ROFO Premises Commencement Date does not fall on the first day of a calendar month, then the first ROFO Premises Lease Year shall begin on the ROFO Premises Commencement Date, and end on the last day of the month containing the first anniversary of the ROFO Premises Commencement Date, and each succeeding ROFO Premises Lease Year shall begin on the day following the last day of the prior ROFO Premises Lease Year.

b.Additional Rent – ROFO Premises.  Commencing as of the ROFO Premises Commencement Date, and continuing thereafter through the ROFO Premises Expiration Date, for and with respect to the ROFO Premises (i) Tenant shall pay Tenant’s Share of Operating Costs to Landlord in accordance with the provisions of Section 5.2(c) of the Lease, (ii) Tenant shall pay Tenant’s Share of Taxes to Landlord in accordance with the provisions of Section 5.3(c) of the Lease, and (iii) Tenant shall pay the cost of all utility services consumed in the ROFO Premises (including, without limitation, electricity, gas and water) in accordance with the provisions of Section 9 of the Lease.

c.Tenant’s Share; Tenant’s Parking Spaces; Tenant’s Signage – ROFO Premises.  From and after the ROFO Premises Commencement Date until the earlier of the Expiration Date under the Existing Lease for the Existing Premises and the ROFO Premises Expiration Date, Tenant’s Share and Tenant’s Parking Spaces with respect to the ROFO Premises and the Existing Premises, collectively, shall be as set forth in Section 1(b)(v) above. In the event that the

Expiration Date under the Existing Lease for the Existing Premises occurs prior to the ROFO Premises Expiration Date, then from and after the Expiration Date under the Existing Lease for the Existing Premises until the ROFO Premises Expiration Date, (i) Tenant’s Share with respect to the ROFO Premises shall be 29.82%, (ii) Tenant’s right to exclusive signage on the Building and any monument set forth in Section 1(b)(v)(D) shall be of no further force or effect, (iii) the number of Tenant’s Parking Spaces set forth in Section 1(b)(v)(E) shall be decreased to thirty-four (34) surface parking spaces located in the Parking Area, and (iv) the Full Building Parking Minimum set forth in Section 1(b)(v)(F) shall be of no further force or effect.

3.Notice Addresses.  For all purposes of the Lease, the Notice addresses for Landlord and Tenant set forth in Section 24 of the Lease is hereby deleted in its entirety, and the following address is substituted therefor:

If to Landlord:	CPI/King 733 Concord Owner, LLC
c/o King Street Properties
800 Boylston Street, Suite 1570
Boston, MA 02199
Attention: Stephen D. Lynch

With copies to:	Goulston & Storrs PC
400 Atlantic Avenue
Boston, MA 02110
Attention: King Street

If to Tenant:	Wave Life Sciences USA, Inc.
733 Concord Avenue
Cambridge, MA 02138
Attention: Paul B. Bolno, Kyle Moran and Bryant Cook

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Stuart A. Offner, Esq.

4.	Alterations; Restoration.

a.Landlord acknowledges that Tenant may elect to pursue certain Alterations as may be reasonably required to combine the Existing Premises and the ROFO Premises into a single, integrated premises; provided, however, that all such Alterations (if any) shall be performed by Tenant in accordance with the terms and conditions of the Lease applicable to Alterations, including, without limitation, Landlord’s approval of such Alterations in accordance with the terms of the Existing Lease and Landlord’s right to require the removal thereof pursuant to Sections 4(a) and 4(b) below.

b.Upon the Expiration Date under the Existing Lease or earlier termination of the Term under the Existing Lease for the Existing Premises, Tenant shall have no obligation to perform or pay for the removal of any Alterations or other improvements approved by Landlord and installed by or for Tenant in the Existing Premises or Building in connection with any such Alterations, except for (i) items previously identified by Landlord as to be removed by Tenant and (ii) Alterations whose removal is expressly required by Landlord at the time of Landlord’s approval thereof (including, without limitation, any Alterations performed by Tenant pursuant to Section 4(a) above that Landlord expressly requires Tenant to remove at the time of Landlord’s approval thereof).

c.Upon the ROFO Premises Expiration Date or earlier termination of the term as it relates to the ROFO Premises, Tenant shall have no obligation to perform or pay for the removal of any (i) Alterations or other improvements installed by or for Tenant in the ROFO Premises or Building in connection with such Alterations, except for any Alterations whose removal is expressly required by Landlord at the time of Landlord’s approval thereof (including, without limitation, any Alterations performed by Tenant pursuant to Section 4(a) above that Landlord expressly requires Tenant to remove at the time of Landlord’s approval thereof), and (ii) improvements, furniture, fixtures, equipment or cabling existing in the ROFO Premises on the ROFO Premises Commencement Date.

5.	Miscellaneous

a.Notice of Lease.  In accordance with Section 25.16 of the Existing Lease, at Tenant’s option, each of the parties shall join in the execution, in recordable form and substantially similar to the form attached as Exhibit 10 to the Existing Lease, of a statutory notice of lease and/or written declaration, or an amendment to any existing notice and/or declaration, reflecting Tenant’s lease of the ROFO Premises and the term thereof, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Registry District of the Land Court, as appropriate.

b.Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment other than Colliers International (the “Broker”).  Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.  Landlord shall be solely responsible for the payment of any brokerage commission to Broker.

c.Deleted/Inapplicable Lease Provisions.   Exhibit 12 (Right of First Offer) of the Lease is hereby deleted in its entirety and is of no further force and effect.  Section 3 and Exhibit 3 of the Lease shall have no applicability with respect to this First Amendment.

d.Ratification. In all other respects, except as expressly modified herein, the Lease is hereby ratified and confirmed.  The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for any of the terms and conditions set forth in this First Amendment, and this First Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this First Amendment to Tenant, it being agreed that the foregoing shall not affect the validity of Tenant’s prior exercise of the Right of First Offer pursuant to the terms set forth in the Offer.

e.Conflict. In the event that any of the provisions of the Existing Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

f.Counterparts. This First Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.  This First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the date first above written.

LANDLORD:

CPI/KING 733 CONCORD OWNER, LLC,
a Delaware limited liability company

By:	/s/ Michael Gershenson
	Name:	Michael Gershenson
	Title:	Authorized Signatory

TENANT:

WAVE LIFE SCIENCES USA, INC.
a Delaware corporation

By:	/s/ Kyle Moran
	Name:	Kyle Moran
	Title:	SVP, Finance & Operations

[Signature Page to First Amendment]

EXHIBIT 1D

PLAN OF ROFO PREMISES

Exhibit 1D

EXHIBIT 2

PARKING AREA

733 Concord Ave
17 spaces
6 spaces
1 EV & 8 spaces
1 EV space
3 spaces Bulk Tank
2 spaces
16 spaces
9 spaces
19 spaces
3 HC spaces
9 spaces
2 HC spaces
16 spaces
8 spaces
Wave Existing = 78 spaces
Wave ROFO = 34 spaces
Total Wave = 112 spaces
Wave Bulk Tank = 3 spaces
Unassigned HC = 5 spaces
SPINELLI PLACE
SMITH
PARCEL 3(E
CONCORD (PUBLIC) AVENUE

Exhibit 2